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                                                                   Exhibit 23(a)


                     (LETTERHEAD OF DELOITTE & TOUCHE LLP)



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Westbank Corporation on Form S-3 of our report datedJanuary 25, 2002, appearing in the Annual Report on Form 10-K of Westbank Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
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Stamford, Connecticut
February 26, 2003